EXHIBIT 10.7
                                                                    ------------



                             Deerfield & Company LLC
                        Deerfield Capital Management LLC
                               8700 West Bryn Mawr
                                   12th Floor
                             Chicago, Illinois 60631



                                                                   July 14, 2004



Gregory H. Sachs
1890 Robinwood Lane
Riverwoods, IL 60015

Dear Greg:

         Reference is made to your Employment Agreement dated as of June 26, 2004 with Deerfield & Company LLC ("D&C") and Deerfield Capital Management LLC (the "Employment Agreement").

         You hereby confirm and agree to the following:

                  (a) as part of your duties under Section 1(b) of the Employment Agreement, you shall agree, if requested by the Board of Directors of Triarc Deerfield Investment Corporation ("TDIC") and/or TDM Advisors LLC ("TDM"), to serve as a director and/or as a corporate officer and/or as a member of the Investment Committee of TDIC and/or TDM, as applicable; and

                  (b) TDIC and TDM shall each be deemed (i) a "subsidiary" of D&C for purposes of the penultimate sentence of
                           Section 1(b) of the Employment Agreement and (ii) an "Affiliate of the Deerfield Companies" for purposes of Section 3(f)(iii) of the Employment Agreement.



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         Except as supplemented hereby, the Employment Agreement shall remain in full force and effect.

                                               Very truly yours,



                                               DEERFIELD & COMPANY LLC


                                               By: /s/ Marvin Shrear
                                                   -----------------------------
                                                   Name:  Marvin Shrear
                                                   Title: CFO

                                               DEERFIELD CAPITAL
                                               MANAGEMENT, LLC


                                               By: /s/ Marvin Shrear
                                                   -----------------------------
                                                   Name:  Marvin Shrear
                                                   Title: CFO

Agreed to and Accepted by:


/s/ Gregory H. Sachs
-------------------------
Gregory H. Sachs
Date: